Exhibit 16.1

October 8, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Ladies and Gentlemen:

We have read the statements included under Item 4.01 of the Form 8-K dated October 8, 2026, to be filed by our former client, Elauwit Connection, Inc. We agree with the statements concerning our Firm contained in Item 4.01 of such Form 8-K. We are not in a position to agree or disagree with other statements contained therein.

Sincerely,

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC

Buffalo, New York

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